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                                                                   EXHIBIT 10.40

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of October 18, 2002, is by and among CH MORTGAGE COMPANY I, LTD., a Texas limited partnership (the "Company"), the lenders (the "Lenders") party to the Credit Agreement (defined below) and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), as agent (in such capacity, the "Agent") for the Lenders.

                                    Recitals

         A. The Company, the Agent and the Lenders are parties to a Credit Agreement dated as of August 13, 1999, as amended by a First Amendment to Credit Agreement dated as of August 14, 2000, by a Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement dated as of August 10, 2001, by a Third Amendment to Credit Agreement dated as of February 22, 2002, by a Fourth Amendment to Credit Agreement dated as of August 12, 2002, by a Fifth Amendment to Credit Agreement dated as of September 25, 2002 and by an Agreement to Increase Commitment Amounts (the "Increase Agreement") dated as of September 20, 2002 (as so amended, the "Credit Agreement"), pursuant to which the Lenders provide the Company and certain Co-Borrowers with a revolving mortgage warehousing credit facility.

         B. The Company, U.S. Bank National Association ("U.S. Bank") and JPMorgan Chase Bank ("Chase") desire to extend the first period during which the respective Commitment Amounts of U.S. Bank and Chase are temporarily increased.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    Article I

                                   Definitions

         Section 1.1 Incorporated Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement.

                                   Article II

                   Concerning the Increased Commitment Amounts

         Section 2.1 Change to First Reduction Date for the Commitment Amount of Chase. Effective as of November 25, 2002 (the "First Reduction Date"), the Commitment Amount of Chase is hereby reduced from $110,000,000 to $65,000,000. This Section 2.1 amends Section 2.1 of the Fifth Amendment.

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         Section 2.2 Change to First Reduction Date for the Commitment Amount of
U.S. Bank. Effective as of the First Reduction Date, the Commitment Amount of U.S. Bank is hereby reduced from $135,000,000 to $80,000,000. This Section 2.2 amends Section 2.2 of the Fifth Amendment.

                                  Article III

                          Amendment to Credit Agreement

         Section 3.1 Schedule 5. Schedule 5 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

                                   Article IV

                              Conditions Precedent

         Section 4.1 Delivery of Documents. This Amendment shall be effective as of the date hereof upon the delivery to the Agent by the Company of the following documents and the satisfaction of the following conditions:

                  (a) a certificate of the Secretary or Assistant Secretary of the Company certifying the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Amendment, and identifying the officers of the Company authorized to sign such instruments;

                  (b) payment of the fees and expenses specified in Section 5.05 of the Credit Agreement to the parties entitled thereto.

                  (c) such other documents as the Agent may reasonably request.

                                   Article V

                                  Miscellaneous

         Section 5.1 The Company, the Agent, and each Lender party hereto acknowledge that, as amended hereby, the Credit Agreement and the other Loan Documents remain in full force and effect with respect to the Company and the Lenders, and that each reference to the Credit Agreement or the Loan Documents shall refer to the Credit Agreement, amended hereby. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Credit Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment. The Company represents and warrants that (i) the execution, delivery and performance of this Amendment (the "Amendment Documents") is within its organizational powers and has been duly authorized by all necessary organizational action; (ii) the Amendment Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting

                                        2

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creditors' rights generally and general principles of equity) and (iii) no
Events of Default or Defaults exist.

         Section 5.2 The Company agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of the Amendment Documents and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Company shall survive any termination of the Credit Agreement.

         Section 5.3 This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         Section 5.4 Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         Section 5.5 This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

         Section 5.6 This Amendment shall be binding upon the Company, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

               [Remainder of this page intentionally left blank.]

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         IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date first above written.

                         CH MORTGAGE COMPANY I, LTD.

                         By: CH Mortgage Company GP, Inc.,
                             its General Partner


                         By: /s/ Randall C. Present
                             --------------------------------
                             Randall C. Present
                             President

                         U.S. BANK NATIONAL ASSOCIATION,
                         as Agent and Lender


                         By: /s/ Kathleen M. Connor
                             --------------------------------
                             Kathleen M. Connor
                             Vice President


             [Signature Page to Fifth Amendment to Credit Agreement]

                                       S-1

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                         NATIONAL CITY BANK OF KENTUCKY

                         By: /s/ Michael A. Johnson
                             ----------------------------------
                         Name:
                               --------------------------------
                         Title:
                                -------------------------------


             [Signature Page to Fifth Amendment to Credit Agreement]

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                                         JPMORGAN CHASE BANK


                                         By: /s/ Cynthia E. Crites
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


             [Signature Page to Fifth Amendment to Credit Agreement]

                                        3

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                                         COMERICA BANK


                                         By: /s/ Robert W. Marr
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


             [Signature Page to Fifth Amendment to Credit Agreement]

                                        4

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                                                    EXHIBIT A TO SIXTH AMENDMENT
                                                             TO CREDIT AGREEMENT

                                                                   Schedule 5 to
                                                                Credit Agreement

                    COMMITMENT AMOUNTS AND PERCENTAGE SHARES

Before the reduction of U.S. Bank National Association's and JPMorgan Chase Bank's Commitment Amounts to $80,000,000 and $65,000,000, respectively, on November 25, 2002:

                                                Commitment        Percentage
                                                  Amount            Share
                                                  ------            -----
         U.S. Bank National Association        $135,000,000         45.00%
         National City Bank of Kentucky        $ 25,000,000          8.33%
         Comerica Bank                         $ 30,000,000         10.00%
         JPMorgan Chase Bank                   $110,000,000         36.67%
                                               ------------       --------

                           Total               $300,000,000        100.00%

On and after the reduction of U.S. Bank National Association's and JPMorgan Chase Bank's Commitment Amounts to $80,000,000 and $65,000,000, respectively, on November 25, 2002, but prior to the reduction of JP Morgan Chase Bank's Commitment Amount to $55,000,000 on December 20, 2002:

                                                Commitment        Percentage
                                                  Amount            Share
                                                  ------            -----
         U.S. Bank National Association        $ 80,000,000         40.00%
         National City Bank of Kentucky        $ 25,000,000         12.50%
         Comerica Bank                         $ 30,000,000         15.00%
         JPMorgan Chase Bank                   $ 65,000,000         32.50%
                                               ------------         ------

         Total                                 $200,000,000        100.00%

On and after the reduction of JPMorgan Chase Bank's Commitment Amount to $55,000,000 on December 20, 2002:

                                                Commitment        Percentage
                                                  Amount            Share
                                                  ------            -----
         U.S. Bank National Association        $ 80,000,000         42.10%
         National City Bank of Kentucky        $ 25,000,000         13.16%
         Comerica Bank                         $ 30,000,000         15.79%
         JPMorgan Chase Bank                   $ 55,000,000         28.95%
                                               ------------         ------

         Total                                 $190,000,000        100.00%